Exhibit 16.1

[LETTERHEAD OF EISNERAMPER LLP]

September 29, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentleman:

We have read Item 4.01 of the Form 8-K of ARMOUR Residential REIT, Inc. dated September 26, 2011 and are in agreement with the statements contained in paragraph (a) therein as it regards our firm.  We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01

Sincerely,

/S/ EisnerAmper LLP

EisnerAmper LLP